                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-12


                         GUNDLE/SLT ENVIRONMENTAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                     [LOGO]

                         Gundle/SLT Environmental, Inc.
                                19103 Gundle Road
                              Houston, Texas 77073

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              Thursday, May 1, 2003
                                   11:00 a.m.
                             Hotel Sofitel - Houston
                       425 North Sam Houston Parkway East
                              Houston, Texas 77060

                                                                   April 1, 2003

Dear Stockholder:

You are cordially invited to the annual meeting of stockholders of Gundle/SLT Environmental, Inc. to be held at the above noted time and place. At the meeting, we will ask you:

         1. To elect six directors: Samir T. Badawi, James R. Burke, Bruce Cummings, James R. Gibbs, T. William Porter and Edward T. Sheehan; and

         2. To vote on any other business that may properly come before the annual meeting.

MANAGEMENT RECOMMENDS A VOTE FOR ALL DIRECTORS STANDING FOR ELECTION.

Your vote is important. To be sure your vote counts and assure a quorum, please vote, sign, date, and return the enclosed proxy card whether or not you plan to attend the meeting.

                                              By Order of the Board of Directors


                                                 /s/ C. Wayne Case
                                                   C. WAYNE CASE
                                                      Secretary
                                                                               1

I.       Information about Voting

Solicitation of Proxies

The board of directors of Gundle/SLT Environmental, Inc. ("GSE") is soliciting proxies for use at the 2003 annual stockholders' meeting of GSE and any adjournments of that meeting. The meeting will be held on Thursday, May 1, 2003, at 11:00 a.m. at the Hotel Sofitel-Houston at 425 North Sam Houston Parkway East in Houston, Texas. A copy of the GSE Annual Report for fiscal year 2002, which includes GSE's Form 10-K for fiscal year 2002, is also being mailed to stockholders concurrently with this proxy statement and accompanying form of proxy. It is anticipated that the mailing to stockholders of this proxy statement and the enclosed proxy card will commence on or about April 1, 2003.

Agenda Items

The agenda for the annual meeting is to:

         1. Elect six directors, nominated by the incumbent board of directors; and

         2.   Conduct other business that properly comes before the meeting.

Who can Vote

You can vote at the annual meeting only if you are a holder of record of GSE's common stock on the record date. The record date is the close of business on March 10, 2003. You will have one vote for each share of common stock you own. As of March 10, 2003, there were 11,458,407 shares of common stock outstanding and entitled to vote.

How to Vote

You may vote in two ways:

         .    You can come to the annual meeting and cast your vote there; or

         . You can vote by signing and returning the enclosed proxy card. If you do, the individuals named on the card will vote your shares in the way you indicate.

Use of Proxies

Unless you tell us on the proxy card to vote differently, we plan to vote signed and returned proxies FOR:

         .    Election of all six nominees for director.

We do not now know of any other matters that will come before the annual meeting. If they do, proxy holders will vote the proxies according to their best judgment.

Revoking a Proxy

You may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

         .    Sending a written notice to the corporate secretary of GSE;

         .    Delivering a properly executed, later-dated proxy; or

         .    Attending the annual meeting and voting in person.

The Quorum Requirement

We need a quorum of stockholders to hold a valid annual meeting. A quorum will exist if the holders of at least a majority of the outstanding common stock entitled to vote either attend the annual meeting in person or are represented by proxy. Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have the authority to do so.

Vote Required for Action

Directors are elected who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the meeting. Other actions require the affirmative vote of the majority of the holders of the common stock present or represented by proxy at the meeting. Abstentions have the effect of a no-vote and broker non-votes are disregarded on matters other than director elections. Votes are tabulated by Mellon Investor Services, LLC, the transfer agent and registrar for the common stock.

II.      The Election of Directors

GSE has one class of directors. The term for each director is one year and expires at the 2003 annual stockholders meeting.

The nominees for director this year are Samir T. Badawi, James R. Burke, Bruce Cummings, James R. Gibbs, T. William Porter and Edward T. Sheehan. Each of the nominees has previously been elected to the board of directors by the stockholders.

The board of directors expects that all of the nominees will be able and willing to serve as directors. If any nominee is not available, the proxies may be voted for another person nominated by the current board of directors to fill the vacancy, or the size of the board may be reduced.

Samir T. Badawi has served as chairman of the board of directors of Gundle/SLT Environmental, Inc. since July 1995. From May 1998 to present he has served in the position of chief executive officer and president. He is president of Wembley Ltd. ("Wembley"), GSE's largest stockholder. During the period 1993 to 1995, he served as chairman of SLT Environmental, Inc. and advisor to a group of private investors. For a period of 25 years prior to October 1993, he worked for Ernst &

Young, as managing partner in their practice in the State of Bahrain as well as served the firm in the U.S., Europe and the Middle East.

James R. Burke has been CEO of Access Oil Tools, Inc. since April 2000. Prior to joining Access Oil Tools, Mr. Burke was an independent consultant from July 1998 to April 2000. He was president of the products and equipment division of Weatherford Enterra, Inc. from January 1996 until July 1998.

Bruce Cummings has been president of Elben L.L.C., a company that provides corporate finance advisory work, since February 1999. Mr. Cummings was managing director of Salomon Smith Barney from 1987 to February 1999. He was senior vice president of E. F. Hutton & Co., Inc. from 1984 to 1987.

James R. Gibbs is chairman of the board, president and chief executive officer of Frontier Oil Corporation. He assumed the position of chief executive officer in April 1992, and the position of chairman in April 1999. Mr. Gibbs is a member of the board of directors of Smith International, Inc., a director of Veritas DGC Inc., and an advisory director of Frost National Bank, N.A.

T. William Porter is the chairman of Porter & Hedges, L.L.P., a Houston law firm that serves as the company's principal outside counsel, and has been a partner of that firm since its formation in 1981. Mr. Porter is also a director of U.S. Concrete, Inc.

Edward T. Sheehan has been chief executive officer of Clean Earth, Inc. since September 2002. From July 1999 to August 2002, he served as a consultant. He served as chairman of the board and chief executive officer of United Road Services, Inc. from October 1997 to June 1999. Mr. Sheehan was president of United Waste Systems, Inc. from December 1992 to August 1997, and chief operating officer of United Waste Systems, Inc. from 1994 to August 1997. He was senior vice president and chief financial officer of Clean Harbors, Inc., a publicly held environmental services company, from September 1990 to April 1992. From 1966 to 1990 he held several different financial management positions with the General Electric Company.

III.     Information About the Board of Directors

Meetings

During 2002, the board of directors held six meetings. Each incumbent director attended 100% of the meetings for the period they served during the year.

Committees

The board has three standing committees: an audit committee, an executive committee, and a compensation committee. The audit committee had four meetings in 2002, and the compensation committee had three meetings in 2002. Each incumbent director attended 100% of the meetings of the committees on which he served during the year. GSE does not have a nominating committee. Stockholders who wish to suggest individuals for possible future consideration for board positions should send recommendations to the board of directors at GSE's principal executive offices.

Audit Committee

Duties:

         . Appoint, compensate, terminate, and oversee the work of the independent auditors employed for the purpose of preparing or issuing an audit report or related work.

         . Annually obtain and review a report by the independent auditors of GSE internal quality control procedures; any material issues raised by the most recent internal quality control review, or by any inquiry or investigation by governmental or professional authorities within the preceding five years; and all relationships between the independent auditors and GSE.

         . Set hiring policies for employees or former employees of the independent auditors that comply with the SEC rules and NYSE listing standards.

         . Each quarter, meet separately with management to discuss issues and concerns warranting audit committee attention.

         . Meet with the independent auditors and engage in dialogue concerning any disclosed relationships or services that may impact the independent auditors' objectivity and independence.

         . Evaluate the independence of the independent auditors and develop policies, with the assistance of management, regarding the provision of non-audit services by independent auditors.

         . Pre-approve all audit and legally permitted non-audit services, including tax services.

         . Review the scope of the proposed audit for the current year and the audit procedures to be used, and at the conclusion thereof review such audit, including comments or recommendations of the independent auditors.

         . Receive reports from the independent auditors regarding (i) critical accounting policies and practices of GSE, (ii) all alternative treatments of financial information within GAAP discussed with management, including the ramifications of such alternative treatments, and the treatment by the independent auditors, and (iii) all other material written communications between the independent auditors and management.

         . Review management's assertions on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors' report on management's assertions.

         . Review with the independent auditors and the financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of GSE, and elicit any recommendations for the improvements of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

         . Review GSE policy statements to determine their adherence to the code of conduct.

         . Review GSE quarterly financial statements with management and the independent auditors prior to release.

         . Review the financial statements contained in annual report to stockholders with management and the independent auditors and determine that the independent auditors are satisfied with the disclosure and content of the financial statements.

         . Provide sufficient opportunity for the independent auditors to meet with members of the audit committee without members of management present. Discuss the independent auditors' evaluation of GSE financial, accounting and audit personnel, the cooperation that the independent auditors received during the course of the audit and, any audit problems and management's response.

         . Investigate any matter within the scope of its duties, with full access to all books, records, facilities, and personnel of GSE, and with the power to retain outside legal counsel, accounting or other advisors for this purpose if, in its judgment, it is appropriate.

         . Establish procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of GSE of concerns regarding questionable accounting or auditing matters.

Members: James R. Burke (Chair), James R. Gibbs, and Edward T. Sheehan, all independent outside directors. The audit committee operates under a written charter adopted by the board, which is attached as Appendix A to this proxy statement.

Compensation Committee

Duties:

         .    Formulate and adopt executive compensation and benefit programs.

         . Supervise the administration of all executive compensation and benefit programs.

         . Establish specific criteria against which all performance-based benefits are measured.

         .    Establish the total compensation for the chief executive officer.

Members: Bruce Cummings, T. William Porter, and Edward T. Sheehan (Chair).

Executive Committee

Duties:

         .    Acts in place of the board when the full board is not in session.

Members: Samir T. Badawi (Chair), James R. Burke, and T. William Porter.

Board Compensation and Relationships

Retainer and Fees:

We do not pay directors who are also GSE officers additional compensation for their service as directors. Compensation paid to all non-employee directors during 2002 for service in all board capacities aggregated $166,000. In 2002, compensation for non-employee directors included the following:

     .   an annual retainer of $20,000 paid in quarterly installments;

     .   $1,250 for each board meeting attended;

     .   $750 per committee meeting attended; and

     .   $750 for each meeting at which they preside.

Options:

In May of each year, GSE grants each director an option to purchase 2,000 shares of common stock. The exercise price equals the fair market value of the shares at the date of grant. The options have a five year life and vest one year after the date of grant.

IV.      Security Ownership of GSE

Director Ownership

The following table shows as of December 31, 2002, the number of shares of common stock beneficially owned by each director and nominee. As a representative of Wembley, Mr. Badawi may be deemed to own beneficially 4,557,143 shares owned by Wembley. He disclaims any beneficial ownership in such shares beyond his proportionate ownership interest, if any, in Wembley.

                                                                                               Common Stock
                                                                                         Beneficially Owned
                                                                                       December 31, 2002(1)
                                                                                       --------------------
                                                                           Director             Percent
         Name                        Position                       Age      Since   Shares(2)  of Class
         ----                        --------                       ---     ------   ------     --------
Samir T. Badawi                  Director, chairman,                63       1995   5,051,143     42.1%
                                 president and chief
                                 executive officer
James R. Burke                   Director                           65       1996      12,000       *
Bruce Cummings                   Director                           63       2000       6,000       *
James R. Gibbs                   Director                           57       2000       6,000       *
T. William Porter                Director                           61       1988      10,000       *
Edward T. Sheehan                Director                           60       1998      12,000       *
All directors and nominees as a group                                               5,097,143     42.5%

*    Less than 1%
(1) Each person has sole voting and investment power with respect to the shares listed, except as otherwise specified.
(2) Includes shares underlying outstanding stock options, as follows: Mr. Badawi 462,000; Mr. Burke 10,000; Mr. Cummings 6,000; Mr. Gibbs 6,000; Mr. Porter 10,000; and Mr. Sheehan 12,000.

Executive Officer Tenure and Identification

The executive officers serve at the pleasure of the board of directors and are subject to annual appointment by the board at its first meeting following the annual meeting of stockholders. Certain information concerning those executive officers that are not also members of the board of directors is set forth below:

Roger J. Klatt, age 64, has served as executive vice president, treasurer, assistant secretary and chief financial officer since March 1994.

Ernest C. English, Jr., age 50, has served as vice president and general manager North American operations since June 1999. He is the executive with primary responsibility for GSE's lining products, sales, and manufacturing operations in the Americas. From 1998 to June 1999, Mr. English served as construction controller and then corporate controller for the company.

Paul A. Firrell, age 36, has served as vice president and general manager Europe/Middle East/Africa operations since February 2000. He is the executive with primary responsibility for sales, installation and manufacturing operations located in Europe. During the preceding four years, Mr. Firrell served as managing director for sales, installation and manufacturing operations in the United Kingdom.

Gerald E. Hersh, age 59, has served as vice president and general manager U.S. installation operations of GSE Lining Technology, Inc. since April 1996. He is the executive with primary responsibility for installation and fabrication services in the United States.

James T. Steinke, age 56, has served as vice president and general manager Asia/Pacific operations since November 1999. GSE Lining Technology Company Limited is GSE's wholly owned subsidiary that operates the Asia/Pacific Region. His primary responsibility is for sales and manufacturing operations located in The Kingdom of Thailand. During the preceding four years, Mr. Steinke served as vice president international sales for Central and South America.

Management Ownership

The following table shows, as of December 31, 2002, the number of shares of common stock beneficially owned by executive officers and the executive officers as a group, excluding in each case Mr. Badawi who is referenced above.

                                                     Beneficial Ownership on
                                                     December 31, 2002
         Name                                        Common Stock of GSE(1)     Percent
         ----                                        -------------------        -------
Roger J. Klatt-Executive vice president,             389,067                    2.9%
treasurer, and chief financial officer
Ernest C. English, Jr.-Vice president and            114,435                      *
general manager North America operations
Paul A. Firrell-Vice president and general            80,500                      *
manager Europe/Middle East/Africa operations
Gerald E. Hersh-Vice president and                   136,652                      *
general manager U.S. installation
operations
James T. Steinke-Vice president and                   92,116                      *
general manager Asia/Pacific operations
All executive officers as a group                    813,770                    5.4%

*    Less than 1%
(1) Includes shares underlying outstanding stock options, as follows: Mr. Klatt-346,000, Mr. English-112,500, Mr. Firrell-79,500, Mr. Hersh-129,000
     and Mr. Steinke-92,000.

Other Security Ownership

The following table shows the name and address of each person known to GSE to own more than 5% of GSE's common stock as of December 31, 2002.

Name and Address of Beneficial Owners                         Amount Owned                       Percent of Class
-------------------------------------                         ------------                       ----------------
Wembley Ltd.                                                  4,557,143                          40.1%
Columbus Centre Building
Road Town, Tortola
British Virgin Islands

Grace & White                                                 1,208,313                          10.6%
515 Madison Ave., Suite 1700
New York, New York 10022

Dimensional Fund Advisors, Inc.(1)                              972,412                           9.4%
1299 Ocean Avenue
Santa Monica, California 90401

Royce & Associates, Inc.                                        892,400                           7.8%
1414 Avenue of Americas
New York, New York  10019

(1) Dimensional Fund Advisors, Inc., a registered investment advisor, is deemed to have beneficial ownership of 972,412 shares of common stock of GSE as of December 31, 2002, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust or DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

V.       Executive Compensation

The following tables, charts, and narrative show all compensation awarded, paid to or earned by each individual who was either the chief executive officer at any time during the period, or at December 31, 2002 one of the other highly compensated executive officers.

Summary Compensation Table


                                                                                    Long Term Compensation
                                                                                 -------------------------------
                                             Annual Compensation                   Stock
Name and                            ------------------------------------           Option           All other
Principal Position         Year     Salary           Bonus           Other(1)      Awards (Shares)  Comp.(2)
----------------------------------------------------------------------------------------------------------------
Samir T. Badawi            2002     $400,000         $522,308                      65,000           $21,482
President & CEO            2001     $368,000         $ 71,000                     125,000           $23,442
                           2000     $350,000         $148,750                     120,000           $21,797

Roger J. Klatt             2002     $250,000         $233,173                      30,000           $19,632
Executive vice president   2001     $231,000         $ 43,100                      55,000           $20,438
treasurer, and chief       2000     $220,000         $ 74,800                      50,000           $33,969
financial officer

Ernest C. English, Jr.     2002     $175,000         $109,030                      15,000           $ 5,537
Vice president and         2001     $162,250         $ 10,864                      23,000           $ 5,243
general manager            2000     $150,000         $ 47,475                      20,000           $ 9,318
North America
operations

Paul A. Firrell            2002    (Pounds)114,000   (Pounds)31,806                15,000           (Pounds)11,791
Vice president and         2001    (Pounds)104,000   (Pounds)23,712                20,000           (Pounds)11,198
general manager Europe/    2000    (Pounds)100,000   (Pounds)12,000                20,000           (Pounds) 8,270
Middle East/Africa
operations

Gerald E. Hersh            2002     $170,000         $115,881                      15,000           $ 9,631
Vice president and         2001     $162,000         $ 40,946                      23,000           $10,878
general manager U.S.       2000     $155,000         $ 74,633                      20,000           $12,665
installation operations

James T. Steinke           2002     $141,800(3)      $ 71,411                      15,000           $ 9,684
Vice president and         2001     $133,400(3)      $  8,613                      20,000           $ 8,838
general manager            2000     $125,000(3)      $ 31,875                      20,000           $ 8,652
Asia/Pacific operations

(1) Because the value of any additional benefits did not exceed 10% of annual compensation, amounts are omitted.

(2) GSE paid life and disability insurance premiums for 2002, 2001, and 2000 for Mr. Badawi in the amounts of $2,772, $2,772, and $2,772; for Mr. Klatt in the amounts of $7,908, $8,266, and $8,266, for Mr. English in the amounts of $565, $493, and $450, for Mr. Firrell in the amounts of (Pounds)837, (Pounds)800, and (Pounds)770, for Mr. Hersh in the amounts of $1,434, $1,413, and $1,342, and for Mr. Steinke in the amounts of $5,570, $3,572; and $3,339.

     The Company made contributions to retirement plans for 2002, 2001, and 2000 for Mr. Badawi in the amounts of 18,710, $20,670, and $19,025, for Mr. Klatt in the amounts of 11,724, $12,172, and $11,320, for Mr. English in the amounts of 4,972, $4,750, and $4,745, for Mr. Firrell in the amounts of (Pounds)10,954, (Pounds)10,398, and (Pounds)7,500, for Mr. Hersh in the amounts of $8,197, $9,465, and $7,200, and for Mr. Steinke in the amounts of $5,570, $5,265, and $5,313.

     The Company paid cash bonuses to compensate for taxes on the issuance of stock in connection with the 1996 and 1997 grants of restricted stock for Mr. Klatt for 2000 in the amount of $14,383; for Mr. English for 2000 in the amount of $4,123; and for Mr. Hersh for 2000 in the amount of $4,123.

(3) Excludes foreign service payments of $27,800, $26,400, and $25,000, in 2002, 2001, and 2000 respectively.

Options Granted in 2002

The table below shows information on grants of stock options in 2002. GSE made these grants under its 1995 Incentive Stock Plan to the officers named in the Summary Compensation Table.

                                                                                Potential Realized Value at Assumed
                                                                                Annual Rate of Stock Price Appreciation
                                 Individual Grants                              for Option Term (2)
                        -----------------------------------------------------------------------------------------------
                                         % Of Total
                        Option           Option Granted
                        Granted          to Employee        Exercise  Expiration
         Name             (1)            in Year            Price     Date              5%              10%
-----------------------------------------------------------------------------------------------------------------------
Samir T. Badawi          65,000          30.59%             $8.850    12/12/09          $234,184        $545,749
Roger J. Klatt           30,000          14.12%             $8.850    12/12/09           108,085         251,884
Ernest C. English, Jr.   15,000           7.06%             $8.850    12/12/09            54,042         125,942
Paul A. Firrell          15,000           7.06%             $8.850    12/12/09            54,042         125,942
Gerald E. Hersh          15,000           7.06%             $8.850    12/12/09            54,042         125,942
James T. Steinke         15,000           7.06%             $8.850    12/12/09            54,042         125,942

(1) If a "change of control" event were to occur prior to exercise or expiration of the option, the entire option would automatically be converted to an amount of cash equal to any unrealized appreciation in the option.
(2) Potential values stated are the result of using the SEC method of calculation of 5% and 10% appreciation in value from the date of grant to the end of the option term. Such assumed rates of appreciation and potential realizable values are not necessarily indicative of the appreciation, if any, which may be realized in future periods.

Option Exercises and Year-End Values

The following table contains information with respect to the exercised and unexercised options to purchase shares of common stock for each of the executives held by them at December 31, 2002.

                                                                Number of Unexercised             Value of Unexercised
                            Shares                                    Options at                 In-The-Money Options at
                           Acquired          Value                December 31, 2002               December 31, 2002 (1)
Name                     on Exercise       Realized         Exercisable       Unexercisable    Exercisable   Unexercisable
--------------------------------------------------------------------------------------------------------------------------
Samir T. Badawi               2,000        $  3,050         334,500               127,500      $1,925,105     $ 388,125
Roger J. Klatt               19,500          63,570         288,500                57,500      $1,320,265     $ 170,775
Ernest C. English, Jr.         -0-             -0-           86,000                26,500      $  438,565     $  71,415
Paul A. Firrell               1,000           3,300          54,500                25,000      $  298,730     $  62,100
Gerald E. Hersh                -0-             -0-          102,500                26,500      $  494,980     $  71,415
James T. Steinke             29,500          80,805          67,000                25,000      $  320,445     $  62,100

(1) Represents the difference between the closing price for common stock on the New York Stock Exchange on December 31, 2002 ($8.840 per share) and any lesser exercise price.

Employment Agreements and Change of Control Arrangements

Employment Security Agreements

Three executive officers of GSE, Mr. Badawi, GSE's president and chief executive officer, Mr. Klatt, GSE's executive vice president and chief financial officer, and Mr. Firrell, managing director of GSE Lining Technology Ltd. and GSE Lining Technology GmbH, have the benefit of employment agreements.

Mr. Badawi is employed under an executive employment agreement approved on September 18, 2002. In general, if in the event prior to change in control Mr. Badawi is discharged without cause, disability, or by resignation for good reason, he is entitled to benefits of:

               . a sum payable pro rata over a period of 18 months equal to the sum of (A) the lesser of (1) one and one-half times the Base Salary in effect during the current year and (2) the aggregate amount of Base Salary that would be due under the remaining term of the employment period without the application of any automatic extension, and (B) one and one-half times the Bonus paid for the immediate preceding full year.

If after a change in control, Mr. Badawi's employment is terminated by the Company without cause, or due to his disability, or by resignation for good reason, he is entitled to benefits of:

               . a payment in lump sum equal to the sum of (A) three times the base salary in effect on the date of termination and (B) three times the highest bonus received in any one of the three years preceding the date of termination.

In the event it is deemed that he has received an "excess parachute payment" (as defined in Section 280G(b) of the Code) which is subject to the excise taxes imposed by Section 4999 of the Code, the Company shall make an Additional Payment to employee equal to: (i) all excise taxes payable by employee, plus
(ii) all additional excise taxes and federal or state income taxes to the extent such taxes are imposed in respect of the additional payment.

The agreement provides for severance protection for prior to change of control situations by (1) payment of his base salary in accordance with regular payroll procedures due through the date of termination, (2) payment of a pro rata bonus for the period through the date of termination, (3) all benefits under the Company's benefit plans and programs shall be continued for a period of the lesser of 18 months or the remainder of the automatic extension with insurance premiums to be paid by him at the same rate paid by employees who have not been terminated. After change of control situations, his benefit protection is extended for a period of three years.

The term of the agreement commenced on January 1, 2002, and extends for a period of three years. The agreement and his employment period automatically extend for successive 12 month terms unless either the Company or he provides written notice of the intent not to extend the employment period not less than 30 days prior to the expiration of the then current employment period. Mr. Badawi's employment shall cease and shall not extend past the last day of the month in which he attains age 70.

Mr. Klatt is employed under an employment security agreement entered into on March 10, 1997, as amended. In general, in the event of Mr. Klatt's discharge without cause, or resignation for good reason after a change in control, he is entitled to benefits of:

     . a lump sum payment, cash amount equal to the sum of three times the highest rate of base salary in effect during the current year or any of the three years preceding the termination date; and

     . three times the greater of (A) the maximum award he would have been eligible to receive under the bonus plan in the year of termination,
         (B) the largest award earned under the bonus plan in any of the three years preceding the termination date, (C) 40% of his base salary at the termination date, or (D) $100,000.

The agreement provides for severance protection benefits and change of control benefits, including:

     . the right of Mr. Klatt for a period of 12 months following the appointment of a new president and chief executive officer to determine his compatibility or ability to maintain (in his sole discretion) a good working relationship with the new president and chief executive officer.

In general, in the event that this latter employment security provision is exercised by Mr. Klatt, he is entitled to benefits of:

     . a lump sum, cash amount equal to the sum of one and one-half times the highest annual rate of base salary in effect during the current year or any of the two years preceding the termination date, and

     . one and one-half times the greater of (A) the largest award earned under GSE's bonus plan in any of the three years preceding the termination date or (B) the target award he would have been entitled to receive under the bonus plan in the current year regardless of any limitation otherwise applicable to the bonus plan.

The term of the agreement expires on December 31, 2004, and will be automatically extended on each December 31 for a one-year period from such date unless GSE gives notice of termination pursuant to the agreement through age 70.

Mr. Firrell is employed under an employment service agreement entered into on January 1, 1997, with GSE Lining Technology Ltd. The agreement provides for 12 months base salary severance protection (excluding any bonus or other benefits) payable in 12 equal installments. The term of the agreement continues unless GSE or Mr. Firrell give notice of termination pursuant to the agreement.

Compensation Committee Interlocks and Insider Participation

The members of the compensation committee, Messrs. Cummings, Porter and Sheehan, are not current or former officers or employees of GSE. There are no compensation committee interlocks between GSE and other entities involving GSE's executive officers and board members who serve as executive officers or board members of the other entities.

Report of the Compensation Committee on Executive Compensation

Goals

GSE's executive compensation program is designed to align total compensation with shareholder interests. The program:

     . rewards executives for sound business management and improvement in shareholder value;

     . balances its components so that both short and longer-term operating and strategic objectives are recognized; and

     . attracts, motivates, and retains executives necessary for the long-term success of GSE.

The program consists of three different compensation components: base salary; variable cash bonuses; and long-term incentive awards (stock options).

Base Salary

GSE uses external surveys to set competitive compensation levels (salary ranges) for its executives (including the chief executive officer). Salary ranges for GSE executives are established based on similar positions in other comparably situated companies of similar size and complexity. In the course of considering annual executive salary increases, appropriate consideration is given to the credentials, experience and responsibilities of the individual senior executives and GSE's performance. Should the compensation committee be persuaded that an executive has not met expectations for a protracted period, a recommendation to the board of directors that the executive be terminated would be a more likely eventuality than a reduction in his base compensation. Using the criteria set forth above, the compensation committee authorized pay increases for executive officers for 2002.

During 2003, the board approved a $412,000 base salary for Mr. Badawi while serving as president and chief executive officer. His base salary was based on recommendations of the committee without Mr. Badawi's participation.

Annual Bonuses

GSE's annual bonuses are intended to reflect a policy of requiring a minimum level of company financial performance for the year before any bonuses are earned by senior executives. Bonuses for achieving higher levels of performance are directly related to the level achieved. While development of any business involves factors other than profitability, the emphasis of the compensation committee in recent years (with board concurrence) has been on encouraging management to maintain GSE's profitability. For 2002, bonuses were based upon a combination of objective and subjective criteria with the following bonuses paid to senior officers:

     .   Mr. Badawi-  $522,308
     .   Mr. Klatt-   $233,173
     .   Mr. English- $109,030
     .   Mr. Firrell- (Pounds) 31,806
     .   Mr. Hersh-   $115,881
     .   Mr. Steinke- $ 71,411

Stock Option Awards

This plan is designed to link closely the long-term reward of executives with increases in stockholder value. For several years, GSE has sought to encourage such value building for stockholders through the annual reward of nonqualified stock options to senior executives. Options were awarded to the following named executives in 2002:

     .   Mr. Badawi-65,000

     .   Mr. Klatt-30,000

     .   Mr. English-15,000

     .   Mr. Firrell-15,000

     .   Mr. Hersh-15,000

     .   Mr. Steinke-15,000

The compensation committee intends, with the concurrence of the board, to continue to consider alternate forms of stock-based incentives. The committee will focus on affording senior executives the maximum possible long-term performance-based benefits at the least possible cost to GSE.

The following members of the compensation committee have furnished the preceding report:

Edward T. Sheehan - Chairman
Bruce Cummings
T. William Porter

Stockholder Return Performance Presentation

The following graph illustrates the yearly percentage change in the cumulative total stockholder return on GSE's common stock, compared with the cumulative total return on the Standard and Poor's 500 Stock Index ("S&P 500") for the five years ended December 31, 2002. GSE has selected the S&P 500 Building Products Index total return for the five years ended December 31, 2002. Manufacturing Diversified Index has been discontinued by Standard and Poors.

                                                            [GRAPH]

----------------------------------------------------------------------------------------------------------------------------
                             12/31/97         12/31/98        12/31/99        12/31/00         12/31/01         12/31/02
----------------------------------------------------------------------------------------------------------------------------
          S&P                  100              129             156              141              125              97
----------------------------------------------------------------------------------------------------------------------------
Manufacturing Diversified      100              116             143              170              167
----------------------------------------------------------------------------------------------------------------------------
   Building Products           100              106              83               77               75              69
----------------------------------------------------------------------------------------------------------------------------
        Company                100               76              67               39               50             168
----------------------------------------------------------------------------------------------------------------------------

In all cases, the cumulative total return assumes, as contemplated by the Commission rules, that any cash dividends on the common stock of each entity included in the data presented above were reinvested in that security.

VI.      Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires GSE's executive officers, directors and stockholders who own more than 10% of the outstanding common stock to file reports of ownership and change of ownership with the Commission. Based solely on information furnished to us and contained in reports filed with the Securities and Exchange Commission as well as any written representations that no reports were required, GSE believes that all Section 16(a) reporting requirements were fully met during the 2002 reporting year.

Proposals for the 2004 Annual Meeting

Stockholders may make proposals to be considered at the 2004 annual meeting. To be included in the proxy statement and form of proxy for the 2004 annual meeting, stockholder proposals for the 2004 annual meeting must be received no later than December 2, 2003. If stockholders want to present a proposal from the floor at the 2004 annual meeting, they must give GSE written notice no later than February 15, 2004. These notices must be made at GSE's principal executive offices, 19103 Gundle Road, Houston, Texas 77073.

Independent Accountants

The firm of Ernst & Young LLP served as GSE's independent auditors for 2002 and continues to provide audit services to GSE. This firm has advised GSE that it has no direct or indirect financial interest in the company. Representatives of Ernst & Young LLP are expected to attend the annual meeting, with the opportunity to respond to appropriate questions from the stockholders. They will have the opportunity to make a statement, although it is not expected that any statement will be made.

Report of the Audit Committee of the Board of Directors

The audit committee of the board of directors of GSE serves as the representative of the board for general oversight of GSE's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with GSE's code of conduct. GSE's financial management has primary responsibility for preparing GSE's financial statements and GSE's financial reporting process. GSE's independent accountants, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of GSE's audited financial statements to generally accepted accounting principles.

In this context, the audit committee reports as follows:

         1. The audit committee has reviewed and discussed the audited financial statements with GSE's management.

         2. The audit committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU(S)380).

         3. The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence.

         4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the audit committee recommended to the board of directors of GSE, and the board has approved, that the audited financial statements be included in GSE's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

         5. Audit Fees. Total professional service fees for the audit and review of the fiscal year 2002 financial statements were $229,352.

            Financial Information Systems Design and Implementation Fees. There were no professional service fees in fiscal year 2002 for financial information systems design and implementation.

            All Other Fees. Fees for other nonaudit services rendered by Ernst & Young LLP in fiscal year 2002 totaled $84,707.

The audit committee has reviewed the nonaudit services rendered by Ernst & Young LLP, and considers these services compatible with maintaining Ernst & Young's independence.

Each of the members of the audit committee is independent as defined under the listing standards of the New York Stock Exchange.

The undersigned members of the audit committee have submitted this report to the audit committee:

James R. Burke - Chairman
James R. Gibbs
Edward T. Sheehan

Expenses Relating to Proxy Solicitation

GSE will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, GSE officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity.

                                              By Order of the Board of Directors


                                                      /s/ C. Wayne Case
                                                        C. WAYNE CASE
                                                          Secretary

                                   Appendix A

                         GUNDLE/SLT ENVIRONMENTAL, INC.
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

Organization:

Gundle/SLT Environmental, Inc. ("GSE") shall have a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of three directors who comply with the "independence" requirements set forth in the Sarbanes-Oxley Act of 2002 (the "Act"), the Securities and Exchange Commission (the "SEC") rules and the New York Stock Exchange (the "NYSE") listing standards. The audit committee members must also comply with the financial literacy and expertise requirements, as may apply to one or more of the members, set forth in the Act, the SEC rules and the NYSE listing standards.

Statement of Purpose:

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, and investment community relating to GSE's financial reporting process, the quality and integrity of GSE's financial statements, GSE's systems of internal accounting and financial controls, the performance of GSE's internal audit function and independent auditors, the independent auditor's qualifications and independence, and GSE's compliance with legal and regulatory requirements. In so doing, it is the responsibility of the audit committee to maintain free and open means of communications between the directors, the independent auditors, and the financial management of the corporation. The audit committee is responsible for preparing the report required by SEC rules to be included in the corporation's annual proxy statement.

Responsibilities:

The primary responsibility of the audit committee is to oversee GSE's financial reporting process on behalf of the board of directors and to regularly report the results of their activities to the board of directors. The independent auditor shall report directly to the audit committee. In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions.

In carrying out these responsibilities, the audit committee will, among other things:

..    Appoint, compensate, terminate, and oversee the work of the independent auditors and internal auditors employed (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

..    At least annually, obtain and review a report by the independent auditors describing:

          The firm's internal quality control procedures.

          Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the proceeding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

Audit Committee Charter

          All relationships between the independent auditor and the corporation (to assess the auditor's independence).

..    Set hiring policies for hiring of employees or former employees of the independent auditors that comply with the SEC rules and NYSE listing standards.

..    Each quarter, meet separately with management to discuss issues and concerns warranting audit committee attention.

..    To discuss the corporation's risk assessment and risk management practices.

..    Meet with the independent auditors and engage in a dialogue concerning any disclosed relationships or services that may impact the independent auditors' objectivity and independence.

..    Evaluate the independence of the independent auditors and develop policies with the assistance of management regarding the provision of non-audit services by the independent auditors.

..    Pre-approve all audit and legally permitted non-audit services, including tax services, provided by the independent auditors.

..    Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be used, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

..    Receive reports from the independent auditors regarding (i) critical accounting policies and practices of GSE, (ii) all alternative treatments of financial information within GAAP discussed with management, including the ramifications of such alternative treatments, and the treatment preferred by the independent auditors, and (iii) all other material written communications between the independent auditors and management.

..    Review management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors' report on management's assertion.

..    Review with the independent auditors and the financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvements of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review the corporation's policy statements to determine their adherence to the code of conduct.

..    Review the corporation's quarterly financial statements (including
     Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A").) with management and the independent auditors prior to release.

..    Review the financial statements (including MD&A) contained in the annual report to shareholders with management and the independent auditors and determine that the independent auditors are satisfied with the disclosure and content of the financial statements. Recommend in writing by minutes of meetings that the board of directors approve the financial statements for filing.

Audit Committee Charter

..    Discuss earnings releases, as well as financial information and earnings guidance to be provided to analysts and rating agencies.

..    Provide sufficient opportunity for the independent auditors to meet with members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, the cooperation that the independent auditors received during the course of the audit and, any audit problems and management's response.

..    Submit minutes of all meetings of the audit committee to, or discuss the matters discussed at each meeting with, the board of directors.

..    Investigate any matter within the scope of its duties, with full access to all books, records, facilities and personnel of GSE, and with the power to retain outside legal, accounting or other advisors for this purpose if, in its judgment, that is appropriate.

..    Establish procedures for the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the corporation of concerns regarding questionable accounting or auditing matters.

..    Perform an evaluation of its performance at least annually to determine whether the audit committee is functioning effectively.

Disclaimer:

The audit committee is responsible for the duties set forth in this Charter, but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements, selecting appropriate accounting principles and reporting policies, and implementing internal controls. The independent auditors have the responsibility for auditing the financial statements, and for reviewing the unaudited interim financial statements. The review of the financial statements by the audit committee is not the same quality as the audit performed by the independent auditors. It is not the duty of the audit committee to plan and conduct audits.

                                                                                                                 Please
                                                                                                                 Mark Here
                                                                                                                 for Address  [_]
                                                                                                                 Change or
                                                                                                                 Comments
                                                                                                                 SEE REVERSE SIDE

1. Election of Directors:

     FOR the nominees                WITHHOLD                   01 Samir T. Badawi, 02 James R. Burke, 03 Bruce Cummings,
     listed to the right            AUTHORITY                   04 James R. Gibbs, 05 T. William Porter, and 06 Edward T. Sheehan
      (except as marked      to vote for all nominees
       to the contrary)        listed to the right              Instruction: To withhold authority to vote for any individual
             [_]                       [_]                      nominee, write that Nominee's name on the line provided below.
                                                                ____________________________________________________________________

2. In their discretion, upon such matters as may properly come before the meeting, hereby revoking any proxy or proxies heretofore given by the undersigned.

                                                                                  The undersigned hereby acknowledges receipt of the
                                                                                  Notice of Annual Meeting of Stockholders and Proxy
                                                                                  Statement furnished herewith.

                                                                                  Dated:______________________________________, 2003

                                                                                  __________________________________________________
                                                                                              Stockholder's Signature

                                                                                  __________________________________________________
                                                                                              Stockholder's Signature

                                                                                  Signature should agree with name printed hereon.
                                                                                  If Common Stock is held in the name of more than
                                                                                  one person, EACH joint owner should sign.
                                                                                  Executors, administrators, trustees, guardians and
                                                                                  attorneys should indicate the capacity in which
                                                                                  they sign. Attorneys should submit powers of
                                                                                  attorney.

                 PLEASE SIGN AND RETURN IN THE ENCLOSED ENVELOPE
-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                         GUNDLE/SLT ENVIRONMENTAL, INC.

              THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE
                          MAY 1, 2003 ANNUAL MEETING

            The undersigned stockholder of Gundle/SLT Environmental, Inc. (the "Company") hereby appoints Samir T. Badawi and Roger J. Klatt, or either of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Hotel Sofitel - Houston, 425 North Sam Houston Parkway East, Houston, Texas 77060, on Thursday, May 1, 2003, at 11:00 a.m., Houston Time, and at any adjournment of said meeting, all of the shares of Common Stock in the name of the undersigned or which the undersigned may be entitled to vote.

            The Board of Directors recommends a vote FOR the nominees and if no specification is made, the shares will be voted for such nominees.

        --------------------------------------------------------------
            Address Change/Comments (Mark the corresponding box on
                              the reverse side)
        --------------------------------------------------------------

        --------------------------------------------------------------

        --------------------------------------------------------------

        --------------------------------------------------------------

                          (Please Sign on Reverse Side)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE